Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet — 2017 Notes

Issuer:	Freeport-McMoRan Inc.

Guarantor:	Freeport-McMoRan Oil & Gas LLC

Security Description:	Senior Notes

Format:	SEC Registered

Size:	$750,000,000

Maturity:	November 14, 2017

Coupon:	2.300%

Yield:	2.323%

Spread to Benchmark Treasury:	T+135 basis points

Benchmark Treasury:	UST 0.875% due 10/15/17

Benchmark Treasury Price; Yield:	99-23; 0.973%

Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015

Optional Redemption:	Make-whole call at any time @ T+25 basis points prior to maturity.

Price to Public:	99.934%

Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.

Trade Date:	November 10, 2014

Settlement Date:	November 14, 2014 (T+3)

Minimum Denominations:	$2,000 x $1,000

CUSIP:	35671D BK0

ISIN:	US35671DBK00

Ratings*:	Moody’s: Baa3 (stable outlook) S&P: BBB (stable outlook) Fitch: BBB (stable outlook)

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:	We are issuing $750,000,000 aggregate principal amount of 2.300% senior notes due 2017, $600,000,000 aggregate principal amount of 4.000% senior notes due 2021, $850,000,000 aggregate principal amount of 4.550% senior notes due 2024, and $800,000,000 aggregate principal amount of 5.400% senior notes due 2034.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet — 2021 Notes

Issuer:	Freeport-McMoRan Inc.

Guarantor:	Freeport-McMoRan Oil & Gas LLC

Security Description:	Senior Notes

Format:	SEC Registered

Size:	$600,000,000

Maturity:	November 14, 2021

Coupon:	4.000%

Yield:	4.063%

Spread to Benchmark Treasury:	T+200 basis points

Benchmark Treasury:	UST 2.000% due 10/31/21

Benchmark Treasury Price; Yield:	99-19; 2.063%

Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015

Optional Redemption:	Make-whole call at any time @ T+30 basis points prior to maturity.

Price to Public:	99.619%

Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.

Trade Date:	November 10, 2014

Settlement Date:	November 14, 2014 (T+3)

Minimum Denominations:	$2,000 x $1,000

CUSIP:	35671D BH7

ISIN:	US35671DBH70

Ratings*:	Moody’s: Baa3 (stable outlook) S&P: BBB (stable outlook) Fitch: BBB (stable outlook)

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:	We are issuing $750,000,000 aggregate principal amount of 2.300% senior notes due 2017, $600,000,000 aggregate principal amount of 4.000% senior notes due 2021, $850,000,000 aggregate principal amount of 4.550% senior notes due 2024, and $800,000,000 aggregate principal amount of 5.400% senior notes due 2034.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet — 2024 Notes

Issuer:	Freeport-McMoRan Inc.

Guarantor:	Freeport-McMoRan Oil & Gas LLC

Security Description:	Senior Notes

Format:	SEC Registered

Size:	$850,000,000

Maturity:	November 14, 2024

Coupon:	4.550%

Yield:	4.562%

Spread to Benchmark Treasury:	T+220 basis points

Benchmark Treasury:	UST 2.375% due 8/15/24

Benchmark Treasury Price; Yield:	100-03+; 2.362%

Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015

Optional Redemption:	Make-whole call at any time @ T+35 basis points prior to August 14, 2024.

Par call at any time on or after August 14, 2024.

Price to Public:	99.905%

Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.

Trade Date:	November 10, 2014

Settlement Date:	November 14, 2014 (T+3)

Minimum Denominations:	$2,000 x $1,000

CUSIP:	35671D BL8

ISIN:	US35671DBL82

Ratings*:	Moody’s: Baa3 (stable outlook) S&P: BBB (stable outlook) Fitch: BBB (stable outlook)

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:

We are issuing $750,000,000 aggregate principal amount of 2.300% senior notes due 2017, $600,000,000 aggregate principal amount of 4.000% senior notes due 2021, $850,000,000 aggregate principal amount of 4.550% senior notes due 2024, and $800,000,000 aggregate principal amount of 5.400% senior notes due 2034.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet — 2034 Notes

Issuer:	Freeport-McMoRan Inc.

Guarantor:	Freeport-McMoRan Oil & Gas LLC

Security Description:	Senior Notes

Format:	SEC Registered

Size:	$800,000,000

Maturity:	November 14, 2034

Coupon:	5.400%

Yield:	5.440%

Spread to Benchmark Treasury:	T+235 basis points

Benchmark Treasury:	UST 3.375% due 05/15/44

Benchmark Treasury Price; Yield:	105-15+; 3.090%

Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015

Optional Redemption:	Make-whole call at any time @ T+37.5 basis points prior to May 14, 2034.

Par call at any time on or after May 14, 2034.

Price to Public:	99.516%

Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.

Trade Date:	November 10, 2014

Settlement Date:	November 14, 2014 (T+3)

Minimum Denominations:	$2,000 x $1,000

CUSIP:	35671D BJ3

ISIN:	US35671DBJ37

Ratings*:	Moody’s: Baa3 (stable outlook) S&P: BBB (stable outlook) Fitch: BBB (stable outlook)

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:	We are issuing $750,000,000 aggregate principal amount of 2.300% senior notes due 2017, $600,000,000 aggregate principal amount of 4.000% senior notes due 2021, $850,000,000 aggregate principal amount of 4.550% senior notes due 2024, and $800,000,000 aggregate principal amount of 5.400% senior notes due 2034.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.